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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DecisionOne Holdings Corp. on Form S-8 of our report dated December 21, 1995 (February 9, 1996 as to paragraph one of Note 22 and March 11, 1996 as to paragraph two of Note 22), appearing in the final prospectus filed on April 5, 1996 (the "Prospectus") pursuant to Rule 424(b) under the Securities Act of 1993, as amended, of DecisionOne Holdings Corp. and subsidiaries for the year ended June 30, 1995.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 3, 1996

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